Exhibit 23.4

To: Huadi International Group Co., Ltd.

Re: Consent Letter

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “PROSPECTUS SUMMARY”, “RISK FACTORS”, “ENFORCEABILITY OF CIVIL LIABILITIES” and “LEGAL MATTERS” as well as the related content on the cover page of the registration statement on Form F-3 (the “Form F-3”) filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Form F-3.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ ZHE JIANG DONGOU LAW FIRM
ZHE JIANG DONGOU LAW FIRM

August 12, 2026

中国浙江省温州市龙湾区万达广场7号商业大楼

4 楼       邮政编码 ：325024

4th Floor, Commercial Building. No.7 Wanda

Plaza, Longwan District, Wenzhou, Zhejiang

P.R.China, 325024